UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2023

INTEGRATED WELLNESS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41131	98-1615488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59 N. Main Street

Florida, NY 10921

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (845) 651-5039

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	WEL.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	WEL	The New York Stock Exchange
Redeemable warrants included as part of the units	WEL.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2023, Integrated Wellness Acquisition Corp (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with IWH Sponsor LP, a Delaware limited partnership, the Company’s current sponsor (the “Sponsor”) and Sriram Associates, LLC (the “Acquirer”), pursuant to which, the Sponsor agreed to transfer to the Acquirer (i) 2,012,500 of the Company’s Class B ordinary shares and (ii) 4,795,000 of the Company’s private placement warrants for a total purchase price of one dollar (the “Transfer”). In connection with the Transfer, the Acquirer may, in its sole discretion, replace any new officers or directors to the Company and the Company agreed to take such actions necessary to effectuate such changes (the “Management Change”). The Transfer, the Management Change and the other transactions contemplated by the Purchase Agreement are hereinafter referred to as the “Sponsor Handover.”

The consummation of the Sponsor Handover is subject to a number of conditions, including but not limited to: (i) the Company’s board of directors shall have approved the Transfer; (ii) the members of the Sponsor shall have approved such transfer in accordance with the operating agreement of the Sponsor; (iii) payment by the Acquirer of the costs associated with the Company’s existing extension; (iv) the Company shall have filed (or be in the process of filing) its Form 10-Q for the quarter ended September 30, 2023; and (v) the underwriters for the Company’s initial public offering shall have either waived their rights or have agreed to amend the deferred underwriting commission specified therein under the underwriting agreement, dated December 8, 2021, by and between the Company and BTIG, LLC, as representative of the several underwriters.

In connection with the Sponsor Handover, the Acquirer agreed to assume (i) certain vendor payables currently outstanding by the Company; (ii) the costs and expenses associated with the monthly extensions of the Company until December 13, 2023 including monthly payments of $160,000; (iii) the costs and expenses for the Company to take all actions necessary to file a proxy statement and hold a shareholders meeting prior to December 13, 2023 in order to extend the term of the Company until December 13, 2024 structured in such manner as requested by the Acquirer (the “Extension”). The Acquirer also agreed to (i) cause the Company to satisfy all of its public company reporting requirements; (ii) to pay the D&O insurance premiums to extend the Company’s existing D&O insurance policy; and (iii) to pay all outstanding legal fees owed by the Company at or before a business combination.

As disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 21, 2023, the Company is seeking to, among other things, extend the period of time for the Company to complete its business combination from December 13, 2023 to December 13, 2024 (the “Extension Amendment Proposal”) at its extraordinary general meeting in lieu of an annual general meeting of shareholders on December 11, 2023. If the Extension Amendment Proposal is implemented and all other closing conditions to the Sponsor Handover have been satisfied or waived, then, the Acquirer or its designee has agreed to loan to the Company the lesser of (i) $125,000 and (ii) $0.045 per public share that remain outstanding and is not redeemed in connection with the Extension, for each calendar month (commencing on December 14, 2023 and ending on the 13th day of each subsequent month), or portion thereof, that is needed by the Company to complete a business combination from December 13, 2023 until December 13, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibits

10.1†	Purchase Agreement, dated as of November 8, 2023, by and among Integrated Wellness Acquisition Corp, IWH Sponsor LP and Sriram Associates, LLC

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Wellness Acquisition Corp

By:	/s/ Steven Schapera
Name: Steven Schapera
Title: Chief Executive Officer

Dated: November 21, 2023